Exhibit 99.1

Consolidated Water Awarded $39.8 Million Design-Build Agreement for Central Coast Blue Advanced Water Purification Facility

GEORGE TOWN, Grand Cayman, Cayman Islands, October 12, 2026 -- Consolidated Water Co. Ltd. (NASDAQ Global Select Market: CWCO), a leading designer, builder and operator of advanced water treatment plants, today announced that its U.S. subsidiary, PERC Water Corporation, has been awarded a design-build agreement by the City of Pismo Beach, California, valued at approximately $39.8 million for the Central Coast Blue Advanced Water Purification Facility.

The award followed a public, two-step competitive procurement process. After evaluating proposals from three qualified design-build teams, including extensive interviews, the City determined that PERC Water submitted the best overall proposal. Under the agreement, PERC Water will design, construct and test the facility, train City personnel and support initial operations. The approved project scope provides for an advanced water purification facility with annual production capacity of approximately 750 acre-feet.

The project includes an advanced treatment train incorporating ultrafiltration, three-stage reverse osmosis and ultraviolet advanced oxidation, together with equalization and purified-water storage, chemical storage and feed systems, pumping, pipeline connections, electrical and control systems, and groundwater recharge infrastructure consisting of one injection well and two monitoring wells. Project implementation also includes regulatory coordination, startup and commissioning, performance and acceptance testing, and operational-readiness support.

Central Coast Blue is intended to establish a new local, drought-resistant water supply for the southern portion of San Luis Obispo County. The project is expected to help diversify the City’s water-supply portfolio, improve long-term water reliability, and protect the local groundwater basin from seawater intrusion.

“This award reflects the strength of our advanced water-treatment capabilities and our ability to compete successfully for technically sophisticated design-build projects,” said Consolidated Water CEO Rick McTaggart. “We are proud that PERC Water was selected following a rigorous competitive evaluation, and we look forward to supporting the City of Pismo Beach as it advances a reliable, locally controlled, and drought-resistant water supply.”

The design-build project is expected to proceed through design, permitting construction, startup and commissioning over approximately 24 months. The project is anticipated to enter the construction phase in spring 2027.

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water treatment plants and water distribution systems. The company designs, constructs and operates seawater desalination facilities in the Cayman Islands, The Bahamas and the British Virgin Islands, and designs, constructs and operates water treatment and reuse facilities in the United States.

The company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment.

For more information, visit cwco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These forward-looking statements include, but are not limited to, statements regarding the anticipated design, permitting, construction, startup and commissioning schedule for the Central Coast Blue Advanced Water Purification Facility and the company’s ability to perform its design-build obligations with respect to the Central Coast Blue facility. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, (i) continued acceptance of the company's products and services in the marketplace; (ii) changes in its relationships with the governments and clients of the jurisdictions in which it operates; (iii) the timing and outcome of permitting and other regulatory approvals affecting the Kalaeloa facility and the Central Coast Blue facility; (iv) the company’s ability to procure equipment and perform its contractual obligations on the anticipated timeline and budget, including with respect to the Kalaeloa facility, the Central Coast Blue facility and the Florida purchase orders; (v) the collection of its delinquent accounts receivable in The Bahamas; and (vi) various other risks such as economic, operational, and industry-specific risks, as detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the “Investors – SEC Filings” page of the company’s website at ir.cwco.com/docs. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
David W. Sasnett
Executive Vice President and CFO
Tel (954) 509-8200
Email Contact

Investor & Media Contact:
Ron Both or Grant Stude
Encore Investor Relations
Tel (949) 432-7450
Email Contact